Exhibit 10.7

Member FINRA, SIPC

PLACEMENT AGREEMENT

June 25, 2013

EDI Financial, Inc.

12221 Merit Drive, Suite 1020

Dallas, TX 75251

Re: Private placement offering of $6,865,000 of Series A Convertible Preferred Stock (“Offering”), of Neurotrope Bioscience, Inc.

Dear Sirs:

Neurotrope Bioscience, Inc., a Delaware corporation (“Neurotrope” or the “Company”) proposes to offer, offer for sale and sell $6,865,000 (the "Offering Amount") of shares of Neurotrope Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”, and collectively with the shares of Company common stock, par value $.001 per share (the “Common Stock”) underlying the Series A Preferred Stock, the “Securities”) to accredited investors in accordance with one or more exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Company and the Placement Agent (as defined below) may, upon their mutual agreement, accept additional subscriptions of up to an additional $2,750,000 (the “Over-allotment”). Further, this Over-allotment may be increased upon the mutual agreement of the Company and the Placement Agent. The Series A Preferred Stock will be offered at a price per share to be mutually determined by the Company and the Placement Agent and set forth in the Memorandum (as defined below).

The Company and the Securities are to be more fully described in a private placement memorandum completed by EDI Financial, Inc. (the “Placement Agent”) and agreed to and approved by the Company prior to commencement of the Offering (together with any exhibits, supplements or amendments thereto, collectively, the “Memorandum”). Neither the Placement Agent nor any Participating Dealers (as defined below) shall distribute the Memorandum or other materials regarding the Company unless the Company has reviewed and approved, in writing, such Memorandum or other materials in advance of such distribution.

The Company desires to employ Placement Agent as its placement agent to offer, offer for sale and sell the Series A Preferred Stock subject to all of the terms and conditions of this Placement Agreement (“Agreement”) and subject to the terms and conditions contained in the Memorandum.

1.                     Description of Offering and Appointment of Agent.

(a) Appointment. On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Placement Agent is hereby appointed an exclusive agent of the Company during the Offering Period (as defined herein) for the purpose of finding subscribers for sale of the Offering Amount on an “best efforts/” basis and for sale of the Over-allotment (including any increase thereto), on a "best efforts" basis only upon mutual agreement of the Company and the Placement Agent. The Placement Agent may, in its sole discretion, appoint participating broker-dealers who are members in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to offer and sell the Series A Preferred Stock (the “Participating Dealers”) pursuant to a dealer agreement between the Placement Agent and each Participating Dealer (“Dealer Agreement”). Each Dealer Agreement shall contain representations, warranties and covenants of the Participating Dealer that are substantially equivalent to the representations, warranties and covenants of the Placement Agent set forth in this Agreement. A minimum purchase of $250,000 per investor is required, provided the Company may, in its sole discretion, accept subscriptions for less than this amount. As further set forth in Section 7(b)(1), the Placement Agent acknowledges that the Company may limit its acceptance of subscriptions and may reject any subscription in its sole and absolute discretion, and the Placement Agent agrees that any such rejection of a subscription obtained by the Placement Agent or by the Participating Dealers shall be deemed not to be a sale made by the Placement Agent or by the Participating Dealers.

(b) Offering Period. The “Offering Period” shall mean that period during which the shares of Series A Preferred Stock are offered for sale, commencing on the date of the Memorandum and continuing until the earliest to occur of (i) the date upon which subscriptions for the Offering Amount and the Over-allotment, if so agreed by the Company and the Placement Agent, have been accepted; (ii) July 31, 2013, which period may be extended by mutual agreement of the Company and the Placement Agent for up to an additional 30 days; or (iii) the date upon which the Placement Agent and the Company elect to terminate the Offering.

(c) Acceptance. The Placement Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use the Placement Agent's best efforts during the Offering Period to find subscribers for the Series A Preferred Stock.

(d) Private Placement Offering. The Offering will not be registered under federal securities laws or the securities laws of any state. The Company will rely upon exemptions from registration under federal securities laws and state securities acts (the “State Acts”). With respect to federal securities laws, the Company will rely on one or more exemptions from registration for sales to accredited investors (as defined in Section 2(15) of the Securities Act and Rule 501 promulgated thereunder), including, without limitation, exemptions from registration provided by Section 4(2) of the Securities Act, Rule 506 of Regulation D and/or Regulation S, promulgated as part of the rules and regulations under the Securities Act (the “Rules and Regulations”). The Company shall use its best efforts to exempt the Securities from qualification or registration under the State Acts as reasonably requested by the Placement Agent and shall make such filings under the State Acts as may be necessary if exemptions from qualification or registration are unavailable. The Company or its counsel shall provide Placement Agent with all applications, forms and documents filed in each jurisdiction where the Securities are to be offered. The Offering shall be at the offering price and upon the terms and conditions set forth in the Memorandum and the subscription documents to be delivered with the Memorandum, and on the basis of the representations and warranties therein contained, and subject to the terms and conditions herein set forth.

(e) Subscription Procedures and Closing. The Company and the Placement Agent each agree that all subscribers will be instructed to deliver their subscription funds to a segregated escrow account (the “Escrow Account”) maintained by the Placement Agent at U.S. Bank National Association, a national bank (“Escrow Agent”). Subscribers’ wires shall be delivered directly to the Escrow Account, and subscribers’ checks shall be made payable to the Escrow Account and delivered to the Placement Agent for deposit to the Escrow Account. All subscribers' checks will be transmitted directly to the Escrow Agent or, if applicable, returned to subscriber, by noon of the next business day after receipt by the Placement Agent. The Placement Agent shall be responsible for collecting all executed subscription documents. Upon the Company’s acceptance of subscriptions in an aggregate amount of at least the Offering Amount, a closing will take place at the offices of the Company's legal counsel or another location as determined by the Company (including closing by remote electronic means), and the Escrow Agent shall disburse funds from the Escrow Account to the Company upon the written direction signed by the Placement Agent and the Company (“the Closing”). Promptly following the Closing, certificates evidencing the Securities sold in the Offering will be duly executed and issued by the Company, if applicable, in accordance with the terms of the Memorandum and delivered to the investors. Any funds deposited to the Escrow Account in payment of a rejected subscription, or portion thereof, or any funds received after the termination of the Offering Period, shall be promptly returned to the subscriber from which such funds were received, without interest or deduction.

(f) Other Covenants. In connection with the Offering, the Company and Placement Agent each agree as follows: (i) the Series A Preferred Stock will be offered and sold only to accredited investors pursuant to the registration exemption provided by Section 4(2) of the Securities Act , Rule 506 of Regulation D and/or Regulation S, as and to the extent applicable to the Offering, and will otherwise comply with the applicable laws and regulations of any jurisdictions in which the Series A Preferred Stock are offered or sold, (ii) neither the offer, sale nor delivery of the Series A Preferred Stock in conformity with the terms hereof will violate Section 5 of the Securities Act, as currently in effect, and (iii) neither the Company nor Placement Agent has taken, nor will either party take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the sale of the Series A Preferred Stock, the exemptions from registration available pursuant to Rule 506 of Regulation D, Regulation S and/or Section 4(2) of the Securities Act and neither the Company nor Placement Agent knows of any reason why any such exemption would be otherwise unavailable to it.

(g) Information to be Supplied. The Company will furnish or cause to be furnished to Placement Agent such information as Placement Agent reasonably believes appropriate to its assignment or necessary in connection with its preparation of, review of, or inclusion in, the Memorandum. It is also understood that the Company may make available to Placement Agent and the offerees of the Series A Preferred Stock additional material, data or other information relating to the Company to the extent such information can be obtained without unreasonable effort or expense and is not otherwise confidential or a trade secret of the Company (collectively, as limited the “Company Data”). The Company recognizes and confirms that (a) in performing the services contemplated by this Agreement, Placement Agent will use and rely primarily on the Company Data made available to Placement Agent and on other information available from generally recognized public sources without having independently verified the same; (b) the contents of the Company Data are the sole responsibility of the Company, and Placement Agent does not assume any responsibility for the accuracy or completeness of the Company Data, and will not undertake to verify independently any of their accuracy or completeness; and (c) Placement Agent will furnish a copy of the Memorandum, and each supplement or amendment thereto, to each purchaser of Series A Preferred Stock, and Placement Agent will not employ any written material other than the Memorandum, each supplement and amendment thereto and the Company Data.

2.                     Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Placement Agent and the Participating Dealers (if any) as follows:

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it was formed, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b) The Company has complied or will comply with Section 4(2) of the Securities Act, with all of the provisions of the Rules and Regulations promulgated under the Securities Act, specifically including the provisions of Regulation D and Rule 506 thereunder and/or Regulation S, applicable to it in connection with the offering and sale of the Series A Preferred Stock, and with all States Acts and regulations applicable to it in connection with the offering and the sale of the Series A Preferred Stock.

(c) The execution of this Agreement, and the employment of the Placement Agent, have been duly authorized by the Company and, at the time of its execution and performance, this Agreement shall not constitute or result in any breach or violation (other than any breach or violation which shall have been waived or consented to in writing) of any of the terms, provisions or conditions of, or constitute a default under, any material indenture, mortgage, deed of trust, note, contract, commitment, instrument or document to which it or any of its properties is subject, the Articles of Incorporation or Bylaws or corresponding documents of the Company, or any order, arbitration award, or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated hereby.

(d) The Securities shall be duly authorized and shall be validly issued, and shall conform to the description thereof contained in the Memorandum.

(e) The Company has not been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D.

(f) The Company represents and warrants that at all times from the respective dates that the final form of the Memorandum, which has been approved by the Company for distribution to prospective investors, is furnished or made available by the Company to Placement Agent or, either directly or through Placement Agent or Participating Dealers, to offerees or any of their representatives, such Memorandum will not, as each such document may be supplemented or amended, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) The Company will furnish Placement Agent, from time to time, with such number of copies of the Memorandum, any exhibits thereto and agreements and documents referred to therein, as Placement Agent may reasonably request.

(h) The Company will advise Placement Agent promptly of (A) the occurrence of any event or the existence of any condition known to the Company referred to in Section 2(f) hereof; (B) the receipt by the Company of any communication, stop order or any order from the SEC, any state securities commissioner or any other domestic or foreign securities or financial regulatory authority or self-regulatory organization concerning the Offering; and (C) the commencement of any lawsuit or proceeding to which the Company is a party relating to the Series A Preferred Stock or the Offering. The Company shall make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as promptly as possible.

(i) The Company will provide each offeree the reasonable opportunity to ask questions of, and receive answers from, the officers and employees of the Company concerning the terms and conditions of the Offering and to obtain any other additional information about the Company and the Series A Preferred Stock to the extent the officers and employees of the Company possess the same or can acquire it without unreasonable effort or expense and it is not otherwise confidential or trade secret information. The Company may require appropriate confidentiality and non-disclosure agreements as it is advised by counsel prior to the disclosure of any information not otherwise contained in the Memorandum.

(j) The Company is not in default in the performance or observance of any material obligation (A) under its charter or its by-laws, or, to its knowledge, any indenture, mortgage, contract, purchase order or other agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected; or (B) with respect to any order, writ injunction or decree of any court of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, to the Company's knowledge, there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a material adverse effect on the current business of the Company.

(k) The Company has full right, power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder.

(l) The authorization, issuance, sale and delivery of the Securities will not (1) violate any provision of law or statute or any order of any court or other governmental agency applicable to the Company; or (2) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under its charter or by-laws, or any indenture, mortgage, lease agreement or other material agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected except for violations, conflicts, breaches and defaults that would not, individually or in the aggregate, materially and adversely affect the Company, Placement Agent or any investor in the Offering.

(m) The Company will have prior to the consummation of the Offering all requisite corporate power and authority to issue, sell and deliver the Securities and such issuances, sales and deliveries will be duly authorized by all requisite corporate action of the Company and when so issued, sold and delivered the Series A Preferred Stock will be duly and validly issued and outstanding, valid and binding obligations of the Company, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, claims, encumbrances, restrictions or preemptive or any other similar rights imposed by or through the Company, except as waived prior to the Closing or as disclosed herein or in the Memorandum, and the Company shall have paid all taxes, if any, in respect of the issuance thereof. Assuming that the investors meet such suitability standards as are specified by the Company and the Placement Agent, and the representations and warranties of Placement Agent are accurate as to the method of offering, the offer and sale of the Series A Preferred Stock will be exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder and the state “blue sky” laws and the Series A Preferred Stock will be issued in compliance with all applicable Federal and state securities laws.

(n) No permit, consent, approval, authorization, order of, or filing with, any court or governmental authority is required in connection with the execution and delivery by the Company of this Agreement or to consummate the Offering other than any that will be made or obtained prior to the consummation of the Offering, except that the offer and sale of the Securities in certain jurisdictions may be subject to the provisions of the securities or “blue sky” laws of such jurisdictions and the federal securities laws and certain filings may be made following the consummation of the Offering.

(o) There is no action, suit or proceeding before or by any United States court or governmental agency or body, now pending or threatened in writing, against the Company, or any of its properties, which would reasonably be anticipated to result in any material adverse change in the condition (financial or otherwise) or in the earnings, current business, current business plan as described in the Memorandum, properties or assets of the Company and its subsidiaries (a “Material Adverse Effect”).

(p) The Company has (A) duly and timely filed all tax returns required to be filed by the Company under applicable law that include or relate to the Company, its income, assets, payroll, operations or business, which tax returns are true, correct and complete in all material respects; (B) duly and timely paid, in full, all taxes which are currently due and payable and for which the Company is liable; or (C) adequately reserved for taxes that have not been paid or are in dispute except as to any events described in this subparagraph that would not reasonably be expected to have a Material Adverse Effect.

(q) The Company, to its knowledge, is not in default under any agreement, lease, license contract or commitment, whether oral or written including, without limitation, agreements with employees and consultants (“Company Agreements”) to which the Company is a party or by which any of its assets are bound, and there is no event known to the Company that, with notice, or lapse of time, or both, would constitute a default by any party to any Company Agreement or give any party the right to terminate or modify any of the same and the Company has not received notice that any party to any Company Agreement intends to cancel or terminate any Company Agreement or to exercise or not to exercise any renewal or extension options under any Company Agreement, except as to any events described in this subparagraph that would not have a Material Adverse Effect.

(r) The Company, to its knowledge, holds, and is in compliance with, all permits, licenses, registrations and authorizations required by it in connection with the conduct of the business of the Company as currently conducted under all Federal, state and local laws, rules and regulations (the “Permits”), except where the failure to be in compliance has not had, and is not reasonably expected to have, a Material Adverse Effect.

(s) The Company’s financial statements, which may be unaudited, will be furnished upon request to offerees, the Placement Agent, and Participating Dealers.

(t) The Company does not have any liabilities or obligations (whether actual or accrued, accruing or contingent, or otherwise) which, individually or in aggregate, would be deemed material, other than those set forth in the balance sheet included within the financial statements included in the Company Data, if any, and those incurred, in the ordinary course of its business.

(u) The consummation of the Offering and the release of the investor funds from the Escrow Account shall be further subject to any other conditions set forth in the Memorandum or the subscription agreement entered into by each purchaser of Series A Preferred Stock.

(v) The Company will be responsible for and comply with all applicable notification and fee requirements to qualify the offering and sale for exemption under the state securities or “blue sky” laws of such jurisdiction in which any sales pursuant to the offering may be transacted and as may otherwise be required or as requested by the Placement Agent provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation.

3.                     Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to, and agrees with, the Company as follows:

(a) The Placement Agent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement (i) has been duly authorized, executed and delivered by the Placement Agent, (ii) constitutes a legal, valid and binding obligation of the Placement Agent, and (iii) subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally, is enforceable as to the Placement Agent in accordance with its terms, specific performance hereof being limited by general principles of equity and the enforceability of the indemnification provisions hereof.

(b) The execution, delivery and performance of this Agreement by the Placement Agent and the consummation by the Placement Agent of the transactions contemplated hereby and by the Memorandum will not conflict with or result in the Placement Agent’s breach or violation of any of the terms or provisions of, or constitute a default in any material respect under, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Placement Agent is a party or to which the Placement Agent or its property is subject, (ii) the Placement Agent’s charter or its operating agreement or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Placement Agent of any court or governmental agency or body having jurisdiction over the Placement Agent.

(c) The Placement Agent is, and at all times through the date of the final sale of the Series A Preferred Stock shall remain, duly registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended (“Exchange Act”) as a broker-dealer and duly registered as a broker-dealer in those states in which the Placement Agent is required to be so registered in order to carry out the Offering as contemplated by the Memorandum; the Placement Agent is, and at all times through the date of the final sale of a Unit shall remain, a member in good standing of FINRA; the Placement Agent will not re-allow discounts or pay commissions or other compensation for participation in the distribution of the Offering in the United States to any broker-dealer which is not a member of the FINRA; the Placement Agent shall act as an independent contractor, and nothing herein shall constitute the Placement Agent an employee of the Company.

(d) In connection with the offer, offer for sale and sale of the Series A Preferred Stock, the Placement Agent (and its representatives and Participating Dealers) shall conform to and comply with (i) the provisions of the Rules of Fair Practice of FINRA, (ii) applicable provisions of federal law, including without limitation the Securities Act, the Exchange Act and the Rules and Regulations, (iii) anti-money laundering regulations applicable under the USA PATRIOT Act or foreign jurisdictions, and (iv) the State Acts and the rules and regulations thereunder, and counsel for the Company shall make all such filings as are required pursuant to state securities and “blue sky” laws, and shall send to the Placement Agent from time to time copies thereof, during the period during which the Series A Preferred Stock may be offered, offered for sale and sold in various states.

(e) The Placement Agent will use its best efforts to procure subscribers for the Series A Preferred Stock and will conduct the Offering in compliance with the suitability standards set forth in the Memorandum and with the requirements of Section 4(2) of the Securities Act, Rule 506 of Regulation D and/or Regulation S, as and to the extent applicable to the Offering; accordingly, at all times through the date of the final sale of the Series A Preferred Stock, the Placement Agent will have:

(i) not made any untrue statement of a material fact and not omitted to state a material fact required to be stated or necessary to make any statement made not misleading, to the extent any representations are made by the Placement Agent concerning the Offering or matters set forth in the Memorandum and Company Data other than those set forth in the Memorandum and Company Data;

(ii) not offered, offered for sale, or sold the Series A Preferred Stock by means of any form of general solicitation or general advertising, including, but not limited to: (A) any advertisement, article, notice, or other communication mentioning the Series A Preferred Stock published in any newspaper, magazine or similar medium or broadcast over television or radio; (B) any seminar or meeting, the attendees of which have been invited by any general solicitation or general advertising; or (C) any letter, circular, notice, or other written communication, unless the communication is accompanied or preceded by the Memorandum;

(iii) prior to the sale of any of the Series A Preferred Stock, reasonably believed that each subscriber met the suitability and other investor standards set forth in the Memorandum and the state securities or “blue sky” laws of the applicable jurisdictions, and the Placement Agent will have prepared and maintained, for its benefit and the benefit of the Company, file memoranda and other appropriate records substantiating the foregoing;

(iv) only used sales materials which have been approved for use in the Offering by the Company, and refrained from providing any such materials to any offeree unless such materials were accompanied or preceded by the Memorandum;

(v) provided each offeree, either directly or through a Participating Dealer, with a copy of the Memorandum;

(vi) promptly distributed any amendment or supplement to the Memorandum provided to the Placement Agent by the Company under this Agreement to persons who had previously received a copy of the Memorandum from the Placement Agent and who the Placement Agent believed continued to be interested in the Series A Preferred Stock and have included such amendment or supplement in all deliveries of the Memorandum made after receipt of any such amendment or supplement; and

(vii) not made any representations on behalf of the Company other than those contained in the Company's approved subscription agreement, nor shall the Placement Agent have acted as an agent of the Company or for the Company in any other capacity, except as expressly set forth herein.

4.                     Compensation and Expenses. In consideration of Placement Agent’s services, the Company shall pay Placement Agent a fee (the “Fee”) to be paid contemporaneously (and as a condition to Closing) at the Closing consisting of cash and warrants as follows:

(a) The Placement Agent will be paid a total cash commission of 10% of funds raised from investors introduced by them and will receive (a) on the first $1,613,375 of total gross proceeds, (i) warrants exercisable for a period of ten (10) years from the date of issuance, to purchase a number of shares of Common Stock equal to 7.5% of the number of shares of Series A Preferred Stock sold to investors introduced by them, with a per share exercise price of $0.01, and (ii) warrants exercisable for a period of ten (10) years from the date of issuance, to purchase a number of shares of Series A Preferred Stock equal to 2.5% of the number of shares of Series A Preferred Stock sold to investors introduced by them, with a per share exercise price of $1.00, and (b) on total gross proceeds in excess of $1,613,375, warrants exercisable for a period of ten (10) years from the date of issuance, to purchase a number of shares of Series A Preferred Stock equal to 10% of the number of shares of Series A Preferred Stock sold to investors introduced by them, with an exercise price of $1.00 per share. The Company shall have no obligation to compensate any Participating Dealer for its services in connection with the Offering and all such compensation obligations shall be between the Placement Agent and the Participating Dealer(s), unless otherwise agreed to by the Company. In the event that the Company consummates the Merger (as such term is defined in the Term Sheet, dated May 7, 2013, by and between the Company and Hannah Rose Holdings, LLC), in lieu of the warrants for Series A Preferred Stock and Common Stock described above, the Placement Agent shall receive warrants exercisable for a number of shares of capital stock equal to the number of shares of capital stock that had such warrants been exercised, the warrantholder would have received in exchange for the shares of Series A Preferred Stock and Common Stock underlying the warrants, pursuant to the terms of the definitive Merger documentation.

(b) The Company shall also pay the Placement Agent the fees set forth in Section 4(a) if during the Post-Offering Period (as defined below) any person or entity contacted by the Placement Agent during the Offering Period and whose name is set forth on a schedule listing such persons and entities, which schedule shall be provided by the Placement Agent to the Company at the Closing, invests in the Company (each, a “Post-Closing Investor”), regardless of whether or not such Post-Closing Investor also invested in the Offering. For purposes hereof, the “Post-Offering Period” shall mean the later of the date that is (i) twenty-four (24) months after the termination of the Offering Period and (ii) the final Closing of the Offering.

(c) In addition, the Company has previously reimbursed Intuitive Venture Partners, LLC $25,000 for expenses in connection with the Offering.

5.                     Covenants of the Company. The Company covenants and agrees that it will:

(a) Comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, by the Rules and Regulations from time to time in force, and by all State Acts, to permit the continuance of offers and sales of the Securities in accordance with the provisions of Section 4(2) of the Securities Act, Rule 506 of Regulation D and/or Regulation S, as and to the extent applicable to the Offering, and the Memorandum.

(b) Until the termination of the Offering Period, furnish to the Placement Agent information reasonably necessary to keep the Memorandum fair, accurate and complete in all material respects.

(c) If at any time any event occurs as a result of which the Memorandum would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the Placement Agent thereof (unless the information shall have been received from the Placement Agent).

(d) Provided their subscriptions are accepted by the Company, issue the Series A Preferred Stock to the holders in accordance with the description of the procedures as set forth in the Memorandum and the subscription documents to be delivered with the Memorandum.

(e) Prepare, execute and file a Form D (and any and all amendments or supplements thereto) with the SEC in a timely manner and deliver copies thereof to the Placement Agent, together with copies of all forms (including without limitation, Form Ds) and other documents and/or materials filed either before or after the Closing, and comply with Regulation D and the State Acts and make any filings required by the SEC and state securities authorities in a timely manner.

(f) The Company will make available for inspection by the Placement Agent or its authorized representatives, at the Company’s principal office during normal business hours, any information and documents relating to the business and operations of the Company as the Placement Agent may reasonably request and as are available to the Company or obtainable by it without unreasonable effort or expense.

(g) The Company will apply the net proceeds from the sale of the Series A Preferred Stock as set forth in the Memorandum.

6.                     Covenants of Placement Agent. The Placement Agent covenants and agrees that it will:

(a) Comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, by the Rules and Regulations from time to time in force, and by all State Acts, to permit the continuance of offers and sales of the Series A Preferred Stock in accordance with Section 4(2) of the Securities Act, Rule 506 of Regulation D and/or Regulation S, as and to the extent applicable to the Offering, and to the Memorandum.

(b) Comply with all applicable rules of the FINRA and any other laws, rules and regulations applicable to broker-dealers.

(c) Not offer, offer for sale or sell any of the Series A Preferred Stock, except and to the extent any such offer, offer for sale or sale shall not render unavailable the exemptions from registration and qualification requirements of the Securities Act and the State Acts relied upon with respect to the offering and sale of the Series A Preferred Stock contemplated by this Agreement.

7.                     Conditions of Closing. The purchase of, and payment for, the Series A Preferred Stock at the Closing shall be subject to the continuing accuracy of the representations and warranties of the Company and the Placement Agent as of the date hereof and as of the Closing, to the performance by the Company and Placement Agent of their respective obligations hereunder, and to the following conditions:

(a) The Placement Agent's obligations as provided herein shall be subject to the accuracy of the representations, warranties and covenants of the Company herein contained as of the date hereof and as of the date of the Closing, and to the performance by the Company of its obligations hereunder to be performed.

(b) At the Closing, if any, the Company shall:

(1) Accept subscriptions of qualifying potential purchasers that the Company reasonably believes to be qualified investors under Regulation D and/or Regulation S and the State Acts and on the Agreed List, in accordance with the Memorandum. Notwithstanding the foregoing, the Company may reject the subscription of any qualifying purchaser if (A) a potential purchaser is a competitor, or an affiliate of a competitor, of the Company, or (B) the Company deems it prudent and in the best interests of the Company to reject such subscription; provided further, that the acceptance of any subscription by the Company may not be unreasonably withheld. The Company agrees that if the Company rejects the subscription of a qualifying purchaser for the reasons set forth in clause (B) above (each, a “Rejected Purchaser”), at the Closing, or any closing held by the Company, the Company shall pay the Placement Agent a cash payment in the amount of one (1%) percent of the aggregate gross proceeds that the Company would have received if it would have accepted the subscription of the Rejected Purchaser at such closing.

(2) Instruct the Escrow Agent, jointly with the Placement Agent, to release the proceeds of the Offering to the Company, net of compensation payable to the Placement Agent and any rejected subscription amounts to be returned to subscribers.

(3) Provide for the issuance of certificates representing the Securities, which certificates will be delivered to subscribers within ten (10) business days of the Closing, or as otherwise described in the Memorandum.

(c) At the Closing, if any, the Placement Agent shall:

(1) Deliver to the Company all subscription agreements that the Company agrees are acceptable.

(2) Instruct the Escrow Agent to release the proceeds of the Offering to the Company, net of compensation payable to the Placement Agent and any rejected subscription amounts to be returned to subscribers.

(3) Receive from the Company, or give assignment instructions for, all compensation payable to the Placement Agent.

8.                     Indemnification.

(a) The Placement Agent and each of the Participating Dealers, severally and not jointly (each, an “Agent Party”), agree to indemnify and hold the Company and the directors, officers, employees, agents, attorneys, shareholders and control persons (as defined under federal and state securities laws) of the Company, and the respective heirs, personal representatives and assigns of each of the foregoing (collectively, the “Company Indemnified Persons”) harmless from and against any loss, liability, claim, damage, cost and expense (collectively, “Damages”, including, but not limited to, reasonable attorneys’ fees, experts’ fees and other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon) to which the Company Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such Damages arise solely out of: (i) any material breach of any representation, warranty, agreement or covenant under this Agreement or the Dealer Agreement by such Agent Party, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum, arising out of or based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Memorandum in reliance upon and in conformity with information furnished to the Company by such Agent Party, (iii) any statement made in a writing by such Agent Party containing an untrue statement or alleged untrue statement of any material fact or the omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading, unless such statements or omissions are made in reliance upon or in conformity with statements made or information provided by the Company (including the Company Data) which have been approved by the Company for dissemination to prospective investors, and/or (iv) any amount paid in settlement of any litigation, commenced or threatened, or of any claim based upon any of the matters under (i) through (iii) (including, but not limited to, expenses reasonably incurred in investigating, preparing or defending against any such litigation or claim); provided, however that the Agent Parties shall not be liable to any Company Indemnified Person to the extent that any Damages, or any actions in respect thereof, arise out of or are based upon an untrue statement of material fact or omission of material fact made in the final Memorandum, which has been approved by the Company for dissemination to prospective investors, in reliance upon and in conformity with information furnished to the Placement Agent by or on behalf of the Company Indemnified Person. Notwithstanding the foregoing, no Agent Party shall be required to indemnify the Company for any amounts in excess of the aggregate commissions actually received by such Agent Party from the sale of Series A Preferred Stock.

If for any reason, the foregoing indemnification is unavailable to any Company Indemnified Persons, then each Agent Party shall contribute to the amount paid or payable by any such Company Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of such Agent Party to other Agent Parties and any Company Indemnified Person; provided, however, that in no event shall the amount contributed by any Agent Party exceed the aggregate commissions actually received by such Agent Party from the sale of Series A Preferred Stock.

Promptly after a Company Indemnified Person receives notice of the commencement of any action, claim, proceeding or investigation (“Action”), such Company Indemnified Person, if a claim in respect thereof is to be made against an Agent Party under this Section 8(a), will notify such Agent Party of the commencement thereof. The omission to so notify such Agent Party will relieve such Agent Party from any liability which it may have to any Company Indemnified Person under this Section 8(a) if the Agent Party has been prejudiced in asserting, or shall have lost the right to assert, a legal defense by reason of such omission. Such Agent Party will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to the Company Indemnified Person. The Company Indemnified Person will have the right to employ separate counsel in any such Action and to participate in the defense thereof but the fees and expenses of such counsel will be at the expense of the Company Indemnified Person if the Agent Party has assumed the defense of the Action with counsel reasonably satisfactory to the Company Indemnified Person. No settlement of any Action against a Company Indemnified Person for which indemnification from an Agent Party is sought will be made without the consent of such Agent Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) The Company agrees to indemnify and hold the Placement Agent and Participating Dealers, the directors, officers, employees, agents, attorneys, shareholders and control persons (as defined under federal and state securities laws) of the Placement Agent and the Participating Dealers, and the respective heirs, personal representatives and assigns of each of the foregoing (collectively, the “Agent Indemnified Persons”) harmless from and against any Damages to which the Agent Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such Damages arise out of or relate to: (i) any material breach of any representation, warranty, agreement or covenant under this Agreement by the Company, (ii) any untrue statement or alleged untrue statement of any material fact contained in the final Memorandum or the final Company Data which has been approved by the Company for distribution to prospective investors, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in each case , (iii) any statement made in a writing by the Company that is delivered by the Company to a prospective investor (or any such statement made in writing by the Company that has been approved by the Company for distribution to prospective investors) containing an untrue statement or alleged untrue statement of any material fact or the omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading, and/or (iv) any amount paid in settlement of any litigation, commenced or threatened, or of any claim based upon any of the matters under (i) through (iii) (including, but not limited to, expenses reasonably incurred in investigating, preparing or defending against any such litigation or claim); provided, however, that the Company shall not be liable to any Agent Indemnified Person to the extent that any Damages, or any actions in respect thereof, arise out of or are based upon an untrue statement of material fact or omission of material fact made in the Memorandum in reliance upon and in conformity with information furnished to the Company by or on behalf of the Agent Indemnified Person. The liability for indemnification shall have a limit not to exceed the gross offering proceeds for shares of Preferred Stock sold by the Company to investors introduced to the Company by Placement Agent in this offering.

If for any reason, the foregoing indemnification is unavailable to any Agent Indemnified Persons, then the Company shall contribute to the amount paid or payable by any such Agent Indemnified Persons as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Company and any Agent Indemnified Person; provided, however, that in no event shall the amount contributed by any Agent Indemnified Person exceed the aggregate commissions actually received by such Agent Indemnified Person from the sale of Series A Preferred Stock. The liability for indemnification shall have a limit not to exceed the gross offering proceeds for shares of Preferred Stock sold and received by the Company in this offering.

Promptly after an Agent Indemnified Person receives notice of the commencement of any Action, such Agent Indemnified Person, if a claim in respect thereof is to be made against the Company under this Section 8(b), will notify the Company of the commencement thereof. The omission to so notify the Company will relieve the Company from any liability which it may have to any Agent Indemnified Person under this Section 8(b) if the Company has been prejudiced in asserting, or shall have lost the right to assert, a legal defense by reason of such omission. The Company will be entitled to participate in, and, to the extent that they may wish, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such Agent Indemnified Person. The Agent Indemnified Person will have the right to employ separate counsel in any such Action and to participate in the defense thereof but the fees and expenses of such counsel will be at the expense of the Agent Indemnified Person if the Company has assumed the defense of the Action with counsel reasonably satisfactory to the Agent Indemnified Person. No settlement of any Action against an Agent Indemnified Person for which indemnification from the Company is sought will be made without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

9.                     Representations, Indemnities and Agreements to Survive Sale and Payment. The respective representations, indemnities, warranties, covenants and other agreements of the Company and the Placement Agent set forth in or made pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any Agent Indemnified Person or Company Indemnified Person, and shall survive closing, delivery of, and payment for the Series A Preferred Stock.

10.                     Termination of Agreement. Notwithstanding any of the terms and provisions hereof, this Agreement may be terminated by the Placement Agent based on a material breach of this Agreement by the Company. The Placement Agent shall give fifteen (15) days' prior written notice to the Company of such material breach, and the Company shall have fifteen (15) days to cure such material breach before the Placement Agent may terminate the Agreement. In the event the Placement Agent reasonably determines that it is unsatisfied with the results of its due diligence investigation or that the Series A Preferred Stock is not marketable, notwithstanding its best efforts to sell the Series A Preferred Stock, the Placement Agent may terminate this Agreement upon written notice to the Company.

This Agreement shall terminate automatically (an "Automatic Termination") if at any time the Placement Agent or any Participating Dealer ceases to be duly registered pursuant to the provisions of the Exchange Act as a broker-dealer and duly registered as a broker-dealer in those states in which the Placement Agent is required to be so registered in order to carry out the Offering as contemplated by the Memorandum or the Placement Agent ceases to be a member in good standing of the FINRA.

In the event of an Automatic Termination or any termination of this Agreement by the Placement Agent, the Placement Agent shall be entitled to any fees and compensation to which it was entitled under Section 4 only as of the date of such termination.

The Company may terminate this agreement in its sole discretion by providing ten (10) days written notice to the Placement Agent. Upon such a termination by the Company, the Placement Agent shall be entitled to any fees and compensation that it was entitled to receive under Section 4 hereof as of the date of termination and for the three month period following termination for investments made in the Company by those investors sourced by the Placement Agent.

Additionally, Sections 8, 9, 10, 11 and 12 shall survive any termination or expiration of this Agreement and shall survive closing, delivery of, and payment for the Series A Preferred Stock.

11.                   Notices. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be personally delivered or mailed, postage prepaid, by certified mail, or delivered by facsimile or electronic mail (“e-mail”) or a nationally recognized express courier service, charges prepaid, to the Company or Placement Agent at the addresses set forth in this Agreement (or such other addresses as the parties may specify from time to time in accordance with this section). Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received, on the earliest of: (i) on the day personally delivered including by facsimile or e-mail (with confirmation of receipt), (ii) on the third day following the date mailed, or (iii) twenty-four hours after shipment by such courier service.

12.                   Miscellaneous Provisions.

(a) Governing Law. This Agreement shall be governed by, subject to, and construed in accordance with the laws of the state of Delaware without regard to such state’s conflicts of law principles.

(b) Severability. If any portion of this Agreement shall be held invalid or inoperative, then, so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative, and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

(c) Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

(d) Number and Gender of Words. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

(e) Other Instruments; Counterparts. The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effect and carry out the terms of this Agreement. This Agreement may be executed by facsimile signatures or signatures delivered via e-mail, and in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party executes each counterpart, or that any one counterpart be executed by more than one party so long as each party executes at least one counterpart.

(f) No Partnership. The Placement Agent is not a principal of or a partner with, or does not control in any way, the Company or its employees, except in such relationships disclosed in the Memorandum, subscription documents, or other offering materials.

(g) Limitation on Services. The Placement Agent shall not be obligated to provide advice or perform services to the Company that are not specifically addressed in this Agreement. The Company hereby acknowledges that the Placement Agent is not a fiduciary of the Company and that the Placement Agent makes no representations or warranties regarding the Company’s ability to secure financing, whether now or in the future. The obligations of the Placement Agent described in this Agreement consist solely of commercially reasonable best efforts services to the Company, and in no event shall the Placement Agent be required to act as the agent of the Company or to provide legal or accounting services. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance upon information or advice furnished by the Placement Agent hereunder, shall be those of the Company or such affiliates, and the Placement Agent shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decisions.

(h) Announcements. Before the Company releases any information referring to the Placement Agent’s role under this Offering or uses Placement Agent’s name in a manner which may result in public dissemination thereof, the Company shall furnish drafts of all documents or prepared oral statements to Placement Agent for comments, and shall not release any information relating thereto without the prior written consent of the Placement Agent. Notwithstanding the foregoing, nothing herein shall prevent the Company from releasing any information to the extent that such release is required by law, rule or regulation. The Company agrees that, following the completion of the Offering, the Placement Agent shall have the right to place “tombstone” style advertisements describing its services to the Company hereunder (i) in financial and other newspapers and journals or (ii) on the Placement Agent’s website or in other marketing materials of the Placement Agent, at the Placement Agent’s cost provided that Placement Agent will submit a copy of any such advertisements to the Company for its prior approval, which approval shall not be unreasonably withheld.

(i) Assignment. This Agreement shall not be assignable by any party to this Agreement without the express prior written consent of the other party to the Agreement, and in the event of an attempted assignment by one party to this Agreement without such consent, such attempted assignment shall be void and without effect.

(j) Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, their respective successors and any permitted assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained, except that the Participating Dealers shall be a third party beneficiary of the provisions of Section 8(b) hereof. No purchaser of any of the Series A Preferred Stock shall be construed a successor, representative or assignee by reason of such purchase.

(k) Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior or contemporaneous understandings or written or oral agreements between them respecting the subject matter hereof.

(l) Dispute Resolution; Attorneys’ Fees. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by any of the parties under this Agreement, then the parties agree to submit the dispute to binding and non-appealable arbitration in a venue located in New York, New York in accordance with the rules of the American Arbitration Association (“AAA”). In connection with any such arbitration, each side will be limited to a maximum of three (3) days of argument (including rebuttal), and the parties agree in good faith to minimize discovery burdens (e.g., confine the scope to actual areas in dispute and limit the topics and number of pages on which information is requested to matters directly relevant). The prevailing party shall be reimbursed by the nonprevailing party for all reasonable attorney's fees and costs (including all arbitration costs) incurred by the prevailing party in resolving such dispute. Any award rendered in arbitration may be enforced in any court of competent jurisdiction. Notwithstanding the foregoing, any action by either party to obtain specific performance of any provision of this Agreement by the other party may be brought in any appropriate judicial forum.

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Agreement shall constitute a binding agreement between the Placement Agent and the Company.

NEUROTROPE BIOSCIENCE, INC.

By:	/s/ Jim New
Name: Jim New, Ph.D.
Title: Chief Executive Officer

ACCEPTED AND AGREED TO:

EDI Financial, Inc.

By: /s/ James Hintz

Name: James Hintz
Title: Principal
Date: June 25, 2013